                                                                EXHIBIT 99.5


                           STOCK PLEDGE AGREEMENT


          THIS STOCK PLEDGE AGREEMENT, executed to be effective as of the 25th day of August, 1997, by RUSSELL C. BEST, an Indiana resident (hereinafter referred to as "Pledgor"), to THE HUNTINGTON NATIONAL BANK, a national banking association having its principal banking offices at 201 North Illinois Street, Suite 1800, Indianapolis, Indiana 46204 (hereinafter referred to as "Lender"), WITNESSES THAT, in order to induce Lender to extend a certain loan to Walter E. Best Company, Inc., an Indiana corporation ("Borrower"), to be evidenced by a certain Promissory Note of even date herewith, executed by Borrower in favor of Lender in the principal amount of One Million Two Hundred Thirty-Three Thousand Thirty and no/100 Dollars ($1,233,030.00) (such promissory note and any direct or remote extension, renewal, modification, amendment or replacement of such promissory note is hereinafter referred to as the "Note"), Pledgor hereby pledges to Lender, and assigns, transfers and grants to Lender a security interest in, all of Pledgor's right, title and interest in the following:

          (1) One Thousand (1,000) voting shares of the capital stock of Borrower which are owned by Pledgor (hereinafter referred to as the "Voting WEB Stock");

          (2) Four Hundred Sixty-Five (465) non-voting shares of the capital stock of Borrower which are owned by Pledgor (hereinafter referred to as the "Non-Voting WEB Stock");

          (3) Any and all substitutions for, additions to and replacements of the Voting WEB Stock and the Non-Voting WEB Stock (the Voting WEB Stock and the Non-Voting WEB Stock, and all such substitutions therefor, additions thereto, replacements therefor and income therefrom are hereinafter collectively referred to as the "Securities");

          (4) Any and all income accruing from or arising in connection with any or all of the Securities;

          (5) All additional shares of stock, debt obligations or other securities at any time acquired by Pledgor with respect to the Securities, including but not limited to all stock dividend shares, stock split shares, warrants and conversion rights;

          (6) All certificates representing the Securities or representing such additional shares, debt obligations or other securities; and

          (7) All proceeds of the Securities and any/all of the foregoing items (the Securities and such additional shares, obligations, securities, certificates and proceeds referred to above are sometimes hereinafter referred to collectively as the "Collateral"), to secure the payment when due of (i) any and all present and future indebtedness and obligations of Borrower to Lender arising under, pursuant to, with respect to or in connection with the Note, (ii) any and all present and future indebtedness and obligation of Pledgor to Lender arising under, pursuant to, with respect to or in connection with that certain Continuing Guaranty of even date herewith executed by Pledgor to Lender with respect to the Note, (iii) the agreements and obligations of Pledgor hereunder, and (iv) all extensions, renewals, modifications or amendments of the foregoing; whether direct or indirect, absolute or contingent, and whether evidenced by promissory notes, checks, drafts, agreements, contracts, letters of credit, bills, overdrafts, open accounts or otherwise (the indebtedness, obligations, agreements, commitments and liabilities secured hereby are hereinafter referred to collectively as the "Indebtedness").

                        TERMS, CONDITIONS AND AGREEMENTS

          1. Rights of Pledgor and Delivery of Certificates. Unless and until a default shall occur under the terms of this Stock Pledge Agreement, Pledgor shall be entitled to the income from the Collateral and to exercise any voting rights arising in connection with the Collateral. Pledgor shall, from time to time and immediately upon receipt by Pledgor, deliver to Lender any and all certificates evidencing (and shall from time to time promptly take or cause to be taken any other action or execute and deliver such further documentation which lender may require in order to perfect its security interest in) the existing Collateral and any Collateral hereafter distributed or issued to Pledgor, together with stock powers executed in blank.

          2. Events of Default. Each of the following-listed events shall constitute an event of default under this Stock Pledge Agreement:

               a. the occurrence of an "Event of Default" under the Note (as such term is defined in the Note); or

               b. any sale, assignment or transfer of, or any encumbrance, attachment, lien or security interest (whether voluntary or involuntary) upon, any of the Collateral (except for the security interest/pledge granted to Lender hereunder); and

          3. Remedies. Upon the occurrence of any default under this Stock Pledge Agreement, Lender is authorized, at its option and without notice or demand, to cause the Collateral to be transferred of record to Lender and Lender shall be entitled to exercise all rights of ownership with respect to the Collateral and income therefrom pending disposition under paragraph 4 of this Stock Pledge Agreement.

          4. Disposition of Collateral. Upon the occurrence of any default under this Stock Pledge Agreement, Lender shall have the right, after giving at least ten (10) days' advance notice in writing to Pledgor, to sell and transfer the Collateral or any portion thereof at any public or private sale, for cash or such other consideration as Lender shall in its discretion determine to be reasonable, all in accordance with the Uniform Commercial Code as adopted and then in effect in Indiana or in accordance with any other applicable statute(s). After deducting the expenses of such sale or sales, including without implied limitation reasonable attorneys' fees, the proceeds therefrom shall be applied to the payment of the Indebtedness and the surplus, if any, shall be paid to Pledgor. All rights and remedies of Lender hereunder are cumulative and are in addition to, but not in limitation of, any rights or remedies which it may have by law or at equity. No delay or failure by Lender to exercise any right or remedy which it may have hereunder shall operate as a waiver of any present or future default or any right or remedy of Lender. Lender shall not be deemed to have waived any of its rights upon, under or with respect to the Indebtedness or the Collateral unless such waiver be in writing and signed by Lender. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Lender with respect to the Indebtedness and the Collateral, whether evidenced hereby or by any other document or agreement, may be exercised singularly or concurrently.

          5. Power of Attorney. Pledgor hereby constitutes and appoints Lender, through any of Lender's officers, as Pledgor's true and lawful Attorney-In-Fact, with full power of substitution and authority in the place and stead of Pledgor and in the name of Pledgor or in its own name, from and after the occurrence of an event of default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary and desirable to carry out any term(s), or to accomplish any purpose(s), of this Stock Pledge Agreement. Such power of attorney is coupled with an interest and shall be irrevocable until the Indebtedness has been fully and finally paid and performed.

          6. Release of Security Interest. At such time as the Indebtedness has been paid and performed in full, Lender shall release to Pledgor Lender's security interest in the Collateral then remaining in accordance with Pledgor's written directions.

          7.  Representations, Warranties and Covenants as to Ownership.
Pledgor represents, warrants and covenants to Lender that Pledgor is currently the sole owner, and shall continue to be the sole owner, of the Collateral, free and clear of all liens, security interests, restrictions, agreements and encumbrances, except for the security interest granted to Lender under this Stock Pledge Agreement. Pledgor represents and warrants to Lender that the shares constituting the Collateral are fully paid and nonassessable. Pledgor shall pay all taxes and assessments levied against or with respect to the Collateral or the income therefrom. Pledgor represents, warrants and covenants to Lender that the shares of each class of shares of stock pledged hereby currently constitute, and shall hereafter continue to constitute, at least the percentage indicated below of all issued and outstanding shares for such class:

                                                   Minimum
                         Class                    Percentage
                         -----                    ----------

                    (a)  Voting WEB Stock            100%

                    (b)  Non-Voting WEB Stock         77%


Pledger represents, warrants and covenants to Lender that there are and shall continue to be only the above-described two (2) classes of capital stock of Borrower.

          8. Waivers. Pledgor waives demand, notice, protest, notice of acceptance of this Stock Pledge Agreement, notice of credit extended and all other demands and notices of any description, except to the extent provided herein. With respect to the Indebtedness and after an event of default under the terms of this Stock Pledge Agreement with respect to the Collateral, Pledgor assents to (a) any extension or postponement of the time of payment or any other indulgence, (b) any substitution or release of any party or person primarily or secondarily liable, (c) the acceptance of partial payments thereon and (d) the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Lender may deem advisable. Lender shall have no duty as to the protection of the Collateral or any income thereon, or as to the preservation of the rights against prior parties, or as to the preservation of any rights pertaining thereto beyond the safe custody thereof. Lender may exercise its rights with respect to the Collateral without resorting or regard to other sources of reimbursement for the Indebtedness.

          9. Representations and Warranties as to Execution of this Agreement. Pledgor represents and warrants to Lender that neither Pledgor's execution of (or the consummation of the transactions contemplated by) this Stock Pledge Agreement, nor Pledgor's compliance with the terms hereof, conflicts with, results in a breach of or constitutes a default under any agreement creating or governing Pledgor, to which Pledgor is a party or by which Pledgor is bound.

          10. Perfection of Security Interest. Pledgor represents and warrants to Lender that Pledgor has directed that the Collateral be issued in certificatesin Pledgor's name to be delivered to Pledgor. Pledgor shall cause such certificates evidencing the ownership of Pledgor of the Collateral to be delivered to Lender upon the execution hereof. In addition, Pledgor shall perform, promptly upon request by Lender, such acts and execute and deliver, or cause to be executed and delivered, to Lender any agreement, certificate, form or document reasonably required by Lender and which is necessary, appropriate or prudent to assure perfection, collection or enforcement of the Collateral, including but not limited to delivering or causing to be delivered to Lender any certificated securities (as defined in Indiana Code Section 26-1-8-102) evidencing ownership of the Collateral (such securities to be issued in the name of Pledgor) together with stock powers for the Collateral, in form and substance acceptable to Lender, executed in blank by Pledgor. Furthermore, Pledgor shall cause any financial intermediary that

Lender deems appropriate, promptly upon request by Lender, to issue an acknowledgment and confirmation, in form and substance acceptable to Lender, acknowledging the security interest of Lender granted by this Stock Pledge Agreement and setting forth such other acknowledgements and confirmations as Lender may require and which is necessary, appropriate or prudent to assure perfection, collection or enforcement of the Collateral. Pledgor authorizes Lender, at Lender's option, to provide a copy of this Stock Pledge Agreement to the Intermediary. Pledgor further authorizes Lender, at the expense of Pledgor, to execute and file financing statements signed only by Lender in those public offices deemed necessary or appropriate by Lender to perfect Lender's security interests in the Collateral.

          11. Successors and Assigns. The rights under this Stock Pledge Agreement shall inure to the benefit of Lender and its successors, assigns and legal representatives and shall be binding upon Pledgor and Pledgor's heirs, beneficiaries, successors, assigns and legal and personal representatives.

          12. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sufficient when (a) mailed by certified United States mail, postage prepaid with return receipt requested, or (b) sent by an overnight carrier which provides for a return receipt, if to Pledgor at c/o Best Lock Corporation, 6161 East 75th Street, Indianapolis, Indiana 46250, and if to Lender at 201 North Illinois Street, Suite 1800, Indianapolis, Indiana 46204, Attention: D. Brett Bontrager, Vice President, or at such other address within the State of Indiana as may be specified in written notice hereunder by Lender or Pledgor.

          13. General. If at any time or times, by assignment or otherwise, Lender transfers any portion of the Indebtedness, then such transfer shall carry with it Lender's powers and rights respectively under this Stock Pledge Agreement with respect to the Indebtedness and the Collateral and the transferee shall become vested with such powers and rights whether or not they are specifically referred to in the transfer. If and to the extent Lender obtains any other Collateral replacements or substitutions for the Collateral, Lender will continue to have the rights and powers herein set forth with respect thereto. This Stock Pledge Agreement and all rights and obligations hereunder including matters of construction, validity and performance, shall be governed by and construed in accordance with the Uniform Commercial Code as adopted and then in effect in Indiana and other applicable laws of the State of Indiana. Whenever possible, each provision of this Stock Pledge Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Stock Pledge Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition without invalidating the remainder of such provision or the remaining provisions of this Stock Pledge Agreement.

          14. Expenses. Pledgor shall pay to Lender on demand any and all expenses, including reasonable attorney's fees, incurred or paid by Lender in perfecting, protecting or enforcing its rights upon, under or with respect to the Indebtedness or the Collateral.

          15. Captions. The captions or headings herein have been inserted solely for the convenience of reference and in no way define or limit the scope, intent or substance of any provision of this Stock Pledge Agreement. Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

          IN WITNESS WHEREOF, Pledgor has executed this Stock Pledge Agreement on the day and in the year first above written.

                                        /s/ Russell C. Best
                                        --------------------------------
                                        Russell C. Best


STATE OF INDIANA   )
                   ) SS:
COUNTY OF MARION   )



          Before me, a Notary Public in and for said County and State, personally appeared Russell C. Best, who, after having been duly sworn, acknowledged the execution of the foregoing Stock Pledge Agreement.

          WITNESS, my hand and Notarial Seal this 25th day of August, 1997.

                                         /s/ Michelle L. Zukunft
                                        ------------------------------------
                                        (Michelle L. Zukunft) Notary Public


My Commission Expires:                  My County of Residence:
     9/21/98                                Marion
- ----------------------                  -----------------------------